UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2008

SPATIALIGHT, INC. (Exact Name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation)

000-19828 (Commission File Number)	16-1363082 (IRS Employer Identification No.)

Five Hamilton Landing Suite 100 Novato, California (Address of Principal Executive Offices)	94949 (Zip Code)

(415) 883-1693 (Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 3, 2008, David F. Hakala resigned as Acting Chief Executive Officer, Chief Operating Officer, and as a director of SpatiaLight, Inc. (the "Company").

Effective January 3, 2008, Michael S. Jin resigned as Chief Technology Officer, and as a director of the Company.

Effective January 3, 2008, Volkan H. Ozguz and Kathy Barnett resigned as directors of the Company.

Item 8.01 Other Events.

On January 3, 2008, after review of the Company’s financial situation and prospects, the Company’s inability to restructure the outstanding debts, the Company's inability to obtain necessary operational funding, and the decision of the SEC to file a lawsuit against the Company, which lawsuit contains claims which the Company believes to be without merit, the Board of Directors of the Company resolved that it is in the best interests of SpatiaLight, Inc. to file a voluntary petition in the United States Bankruptcy Court pursuant to Chapter 7 of Title 11 of the United States Code.

On January 3, 2008 David F. Hakala, as the Company’s representative, working with the Company’s bankruptcy counsel was authorized and directed to execute and deliver all documents and take all necessary actions to perfect the filing of a voluntary Chapter 7 bankruptcy case on behalf of SpatiaLight, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpatiaLight, Inc. Date: January 8,2008 /s/ David F. Hakala David F. Hakala Designated representative